Exhibit 10.3

PARSONS CORPORATION

EMPLOYEE STOCK OWNERSHIP

TRUST AGREEMENT

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

1.1	Administrative Committee	1
1.2	Affiliate	1
1.3	Board of Directors	1
1.4	Code	1
1.5	Company	2
1.6	Employer	2
1.7	Company Stock or Employer Stock	2
1.8	ERISA	2
1.9	Named Fiduciary	2
1.10	Employee Stock Ownership Plan	2
1.11	Participant	2
1.12	Plan	2
1.13	Plan Year	2
1.14	Qualified Domestic Relations Order	2
1.15	Trust	2
1.16	Trustee	3
1.17	Trust Fund	3
1.18	Valuation Date	3

ARTICLE 2 ESTABLISHMENT OF TRUST AND CERTAIN PRIMARY CONDITIONS OF ITS OPERATION		3

2.1	Establishment of Trust	3
2.2	Trust Fund	3
2.3	Exclusive Benefit Rule	3
2.4	Reversion Prohibited	3
2.5	Claims against the Trust Fund	3
2.6	Employer Contributions	4
2.7	Distributions	4
2.8	Securities Depositories and Custodians	4
2.9	Administration	4

ARTICLE 3 INVESTMENT OF THE TRUST FUND		4

3.1	General Responsibility and Authority for Investment of Trust Fund	4
3.2	Authority to Discontinue Investment in Employer Stock	5
3.3	Scope of Powers	6
3.4	Powers Exercised by the Trustee In Its Sole Discretion	6
3.5	Powers Exercisable by the Trustee Only upon the Direction of the Administrative Committee	7
3.6	Documents, Instruments and Facilities	7

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ARTICLE 4 DUTIES AND OBLIGATIONS OF THE TRUSTEE		7

4.1	Scope of Duties and Obligations	7
4.2	General Duties and Obligations	8
4.3	Voting of Employer Stock	8
4.4	Tender of Employer Stock	10
4.5	Valuation	11
4.6	Records	11
4.7	Reports	12

ARTICLE 5 COMPENSATION, RIGHTS AND INDEMNITIES OF THE TRUSTEE		12

5.1	Compensation and Reimbursement	12
5.2	Rights of the Trustee	13
5.3	Indemnification	13
5.4	Limitation of Liability of Trustee	15
5.5	Court Proceedings and Necessary Parties to Legal Actions	16
5.6	Bonding of Trustee	16
5.7	Third Party	16
5.8	Tax and Information Returns	16

ARTICLE 6 RESIGNATION OR REMOVAL OF THE TRUSTEE		16

6.1	Resignation	16
6.2	Removal	16
6.3	Successor Trustee	16
6.4	Settlement	17
6.5	Transfer to Successor Trustee	17
6.6	Duties of the Trustee Prior to Transfer to Successor Trustee	17
6.7	Powers, Duties and Rights of the Successor Trustee	17
6.8	Merger or Consolidation Involving Corporate Trustee	17

ARTICLE 7 AMENDMENT OF THE TRUST AGREEMENT OR TERMINATION OF A PLAN		18

7.1	Amendment of the Trust Agreement	18
7.2	Termination of the Plan	18

ARTICLE 8 COMMUNICATIONS		19

8.1	To the Company and the Administrative Committee	19
8.2	To the Trustee	19
8.3	Binding Upon Receipt	19
8.4	Communication in Writing	20

ARTICLE 9 MISCELLANEOUS		20

9.1	Gender, Tense and Headings	20

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9.2	Governing Law	20
9.3	Mistake of Fact	20
9.4	Deductibility of Contributions	20
9.5	Alienation	20
9.6	Entire Agreement; Parties Bound	21
9.7	Severability	21
9.8	Executed Counterparts	21

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This Trust Agreement, entered into by and between Parsons Corporation (the “Company” or “Sponsor”) and U.S. Trust Company, National Association (the “Trustee”), as successor trustee, is effective as of December 31, 2005.

WITNESSETH:

WHEREAS, this trust was originally created by the Company and John Mewha, James R. Sessions and Larry N. Fincannon, as trustees, effective September 11, 1984. The Company created this Trust as part of the Parsons Employee Stock Ownership Plan (the “Plan”) which the Company adopted and is maintaining, as amended from time to time, for the exclusive benefit of the Plan’s participants and beneficiaries;

WHEREAS, pursuant to the Plan, the Company has the authority to appoint trustees of the trust maintained with respect to the Plan; and

WHEREAS, the Company has appointed the Trustee as the successor trustee of the Parsons Employee Stock Ownership Trust (the “Trust”), and the Trustee has accepted such appointment and is willing, commencing as of the effective date of this restated Trust Agreement, to serve as trustee of the Trust in accordance with the provisions of this Trust Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Trust Agreement, the parties, intending to be legally bound, agree and declare as follows:

Title. This Trust Agreement shall be known as the Parsons Employee Stock Ownership Trust Agreement.

Incorporation of Plan Definitions. Definitions set forth in the Plan shall have the same meaning wherever used in the Trust Agreement, unless the context clearly indicates otherwise.

ARTICLE 1

DEFINITIONS

1.1    Administrative Committee means the committee responsible under the Plan for the administration and management of the Plan’s affairs.

1.2    Affiliate means any corporation which is a member of the controlled group of corporations (as defined in Code Section 414(b)) which includes an Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with an Employer; an organization (whether or not incorporated) which is a member of a related company service group (as defined in Code Section 414(m)) which includes an Employer and any other entity required to be aggregated with an Employer pursuant to regulations under Code Section 414(o).

1.3    Board of Directors means the board of directors of the Company.

1.4    Code means the Internal Revenue Code of 1986, as amended from time to time.

1.5    Company or Sponsor shall mean Parsons Corporation, a corporation of the State of Delaware, or any corporation which succeeds to its business.

1.6    Employer means the Company and any Affiliate that has become a party to the Plan.

1.7    Company Stock or Employer Stock means common stock or preferred stock issued by the Company that constitutes a qualifying employer security under Code Section 4975(e)(8).

1.8    ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.9    Named Fiduciary. The Trustee and the members of the Committee, as appointed under the terms of the Plan by the Sponsor’s Board of Directors, shall be the named fiduciaries of the Plan and Trust for purposes of Section 402 of the Employee Retirement Income Security Act of 1974 (“ERISA”), except that each Participant shall be a named fiduciary for such purposes with respect to the exercise of voting rights associated with the shares of Company Stock allocated to his or her Account under the Plan. The Committee shall, upon request of the Trustee, furnish the Trustee with such reasonable information as is necessary for the Trustee to carry out its fiduciary responsibilities under ERISA.

1.10    Employee Stock Ownership Plan. The Plan is a stock bonus/money purchase plan, qualified under Section 401(a) of the Internal Revenue Code of 1954 (the “Code”), consisting of two separate and distinct programs which are designed to complement each other. The first program is an employee stock ownership plan, as defined by Section 4975(e)(7) of the Code, designed to invest primarily in Company Stock. The second program is a tax credit employee stock ownership plan, as defined by sections 411 and 409 of the Code, designed to invest primarily in Company Stock. The Plan is intended to qualify as an eligible individual account plan within the meaning of Section 407(d)(3) of ERISA.

1.11    Participant means an employee of an Employer participating in the Plan and includes the beneficiary of a deceased employee of an Employer who was participating in the Plan at the time of his or her death.

1.12    Plan means the Parsons Employee Stock Ownership Plan, as amended from time to time.

1.13    Plan Year means a 12-consecutive-month period commencing on each January 1.

1.14    Qualified Domestic Relations Order means a court order determined by the Administrative Committee to satisfy the requirements of a qualified domestic relations order under the applicable provisions of the Code and ERISA.

1.15    Trust means the trust established under this Trust Agreement to fund a portion of the benefits under the Plan.

1.16    Trustee means U.S. Trust Company, National Association, as successor trustee to LaSalle Bank, N.A. LaSalle Bank, N.A. was trustee from October 22, 2002 until December 31, 2005.

1.17    Trust Fund means the Employer Stock and other assets held by the Trustee under this Trust Agreement, plus all income and gains and minus all losses, expenses, and distributions chargeable thereto.

1.18    Valuation Date means the last business day of each Plan Year and such other date specified by the Plan.

ARTICLE 2

ESTABLISHMENT OF TRUST AND CERTAIN

PRIMARY CONDITIONS OF ITS OPERATION

2.1    Establishment of Trust. This Trust Agreement establishes the Trust, which will be known as the “Parsons Employee Stock Ownership Trust.” The Trustee will hold the assets of the Trust Fund in trust and will manage, administer, invest and distribute the Trust Fund for the benefit of Participants under the terms and conditions of this Trust Agreement.

2.2    Trust Fund. The Trust Fund will consist of the assets of the Trust transferred to the Trustee by the prior trustee of the Trust, together with such Employer and Participant contributions that are paid to the Trustee from time to time in accordance with the Plan, plus the earnings and less the losses thereupon, without distinction between principal and income, less the payments and distributions which at the time of reference have been made by the Trustee as authorized herein. The Trustee need not inquire into the source of any money or property transferred to it nor into the authority or right to transfer such money or property to the Trustee. Assets of the Trust shall be held in separate funds corresponding to each of the programs of the Plan and to any other funds established under the Trust. Notwithstanding the foregoing, the Trust shall constitute a single trust for purposes of investment and administration.

2.3    Exclusive Benefit Rule. The Trust is expressly declared to be irrevocable. It will be impossible, at any time prior to the satisfaction of all liabilities with respect to Participants, for any part of the principal or income of the Trust Fund to be used for, or diverted to, any purpose which is not for the exclusive benefit of Participants. The preceding sentence will not be construed in such a way as to prohibit the use of assets of the Trust Fund to pay fees and other expenses and obligations incurred in the maintenance administration and investment of the Trust Fund in accordance with the provisions of this Trust Agreement.

2.4    Reversion Prohibited. Except as permitted in the Plan, by ERISA and the tax qualification requirements of the Code, it will be impossible for any part of the Trust Fund to revert to the Company or any Affiliate.

2.5    Claims against the Trust Fund. The existence, nonexistence, nature and amount of the rights and interests of all persons in or to the Trust Fund will be determined under the Plan and communicated to the Trustee by the Administrative Committee from time to time. The Trustee will have no duty to question or to examine any determination made or direction given by the Administrative Committee to the Trustee in respect of such matters.

2.6    Employer Contributions. Employer contributions to the Trust Fund will consist only of cash, Employer Stock or other property reasonably acceptable to the Trustee. The Trustee will have no duty to determine that the contributions received from the Company comply with the provisions of the Plan or to determine that the assets of the Trust are adequate to provide any benefit payable pursuant to the Plan. The Trustee will not be obligated to collect any contributions from the Employers and will not be obligated to see that funds deposited with it are deposited according to the provisions of the Plan.

2.7    Distributions. Notwithstanding any provision herein to the contrary, payments will be made from the Trust Fund at the direction of the Administrative Committee to such persons, in such manner, at such times, and in such amounts as the Administrative Committee will from time to time direct in writing. The Trustee will not be liable for any distribution made in reliance upon a written direction of the Administrative Committee. Shares of Company Stock distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require to comply with the Plan and with applicable Federal or state securities laws.

2.8    Securities Depositories and Custodians. Notwithstanding anything herein to the contrary, the Trustee in its discretion or at the direction of the Administrative Committee is authorized to use securities depositories or custodians. Any assets to be transferred to the Trustee, and any contributions, money or other property to be paid to the Trustee, pursuant to this Trust Agreement will, upon the direction of the Trustee, be transferred to the Trustee’s depository or custodian. Securities held by a depository or custodian may be registered in the name of the depository or its nominee or in the name of the custodian or its nominee, but the books and records of the Trustee shall at all times show that such investments are part of the Trust.

2.9    Administration. The Trustee shall not be responsible for the administration of the Plan, maintaining any records of Participants’ accounts under the Plan or the computation of or collection of company contributions.

ARTICLE 3

INVESTMENT OF THE TRUST FUND

3.1    General Responsibility and Authority for Investment of Trust Fund.

(a)    The purpose of the Trust Fund is to invest in Employer Stock to the fullest extent permitted by ERISA without regard to (i) the diversification of Trust Fund assets, (ii) the speculative character of Trust Fund investments, (iii) the lack or inadequacy of income provided by Trust Fund assets, or (iv) the fluctuation in the fair market value of Trust Fund assets. Subject to the provisions of Section 3.2, the Trustee will invest and reinvest the assets of the Trust Fund exclusively in Employer Stock, except for cash or cash equivalent investments held (A) for the purpose of making distributions to Participants, (B) pending the investment of contributions or other cash receipts in Employer Stock, (C) for purposes of paying, under the terms described in this Trust Agreement, fees and expenses incurred with respect to the Trust that are not paid by the Company, or (D) in the form of de minimis cash balances. Any assets not invested in Employer Stock may be invested by the Trustee in short-term cash-equivalent investments, such as Treasury Notes, Treasury Bills or other similar short-term obligations of the United States Government or any instrumentality thereof, savings accounts, bankers’ acceptances, certificates of deposit, commercial paper or other interest bearing bank accounts (including those of the Trustee).

(b)    The Trustee’s duties and responsibilities with respect to the Trust Fund will be determined solely under the terms of this Trust Agreement, and the Trustee will have no responsibility for any matter arising under any Plan document other than this Trust Agreement. The Company will promptly notify the Trustee of (i) any amendment to the Plan that affects the right of Participants with respect to Employer Stock and (ii) any amendment to the Plan that affects the frequency with which Participants may make transfers into or out of Employer Stock under the Plan.

(c)    The Trustee may communicate with Participants concerning their investment in Employer Stock at such times as the Trustee reasonably determines to be necessary or desirable in the discharge of the Trustee’s duties and responsibilities wider this Trust Agreement, and the Administrative Committee will cooperate with the Trustee in effecting such communications. The Company agrees that it will not, and that it will not permit the Administrative Committee to, communicate with Participants concerning Employer Stock or their investment in the Employer Stock other than pursuant to a prospectus furnished by the Company pursuant to federal securities laws, a summary plan description or any other communication or disclosure with respect to the Plan as a whole. The Administrative Committee agrees to provide the Trustee with updated copies of such prospectuses and summary plan descriptions and with any notices of blackout periods furnished pursuant to ERISA Section 101(i) as such documents are distributed to Participants.

3.2    Authority to Discontinue Investment in Employer Stock

(a)    The Trustee is the sole fiduciary with authority and control over the Employer Stock. In exercising such authority and control, the Trustee may take the action set forth in this Section 3.2, but only to the extent the Trustee determines that, notwithstanding the purpose of the Trust Fund to invest exclusively in Employer Stock, except for the limited purposes of making distributions to participants, or paying Plan expenses, or pending investment in Employee Stock, such action is required by ERISA. The Trustee will consult with the Company prior to taking any action to restrict or discontinue investment in Employer Stock pursuant to this Section 3.2.

(b)    The Trustee may impose any restrictions or limitations on the holding of Employer Stock, or on the investment of Participant accounts in Employer Stock, that the Trustee determines to be required by its fiduciary obligations under ERISA. The authority of the Trustee will include without limitation the authority to suspend purchases of Employer Stock and to sell Employer Stock.

(c)    The Trustee will be solely responsible for the manner and timing of any liquidation of Employer Stock and the designation of an alternate investment fund for the investment of the proceeds from the liquidation of the Employer Stock. The Trustee will exercise its authority under this Section 3.1 solely in the interest of Participants and without regard to any adverse effect liquidation of the Employer Stock may have on any Employer.

(d)    In the event the Trustee shall invest any Trust assets in any securities issued or guaranteed by the Sponsor or any subsidiary or affiliate of the Sponsor, and the Trustee thereafter disposes of such investment, or any part thereof, under circumstances which require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state, then the Sponsor, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

POWERS OF THE TRUSTEE

3.3    Scope of Powers. The Trustee has whatever powers are required to discharge its obligations and exercise its rights under this Trust Agreement, without being limited by any state statute or rule of law regarding investments by trustees, including the powers specified in the following sections of this Article, and the powers and authority granted to the Trustee under other provisions of this Trust Agreement. The enumeration of any power herein will not be by way of limitation, but will be cumulative and construed as full and complete power in favor of the Trustee.

3.4    Powers Exercised by the Trustee In Its Sole Discretion. The Trustee is authorized and empowered to exercise the following powers in its sole discretion:

(a)    To exercise the authority set forth in Section 3.2 and, subject to Section 4.4, otherwise to sell, exchange, convey or transfer assets of the Trust.

(b)    To register any investment held in the Trust Fund in its own name or in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold any investment in bearer form, and to deposit any investment in a depositary or clearing corporation, but the books and records of the Trustee will show that all such investments are part of the Trust Fund.

(c)    Subject to Section 4.3, to vote upon any stocks (including Employer Stock), bonds, or other securities in the Trust Fund and to give general or special proxies or powers of attorney with or without power of substitution, to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto, to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities in the Trust Fund and to exercise rights of appraisal and similar rights and make decisions with respect to choice of consideration relating thereto.

(d)    To employ suitable agents (who may be agents or employees of the Company), including such public accountants, brokers, custodians, ancillary trustees, and appraisers as will be necessary and appropriate, and to employ counsel (which may be counsel for the Company), whose reasonable expenses arid compensation will be paid by the Company, and if the Company fails to pay, by the Trust Fund. The Trustee will advise the Company prior to employing any agent pursuant to this Section 3.3(d).

(e)    To determine the market value of any securities or other property held by the Trustee in the Trust and, where any securities or other property are determined by the Trustee not to be publicly traded, to determine their value in accordance with sound practice and standards for evaluating such property; subject, however, in the case of Employer Stock held in the Trust that is not publicly traded within the meaning of Code Section 401(a)(28), to any valuation of such Employer Stock provided by an independent appraiser selected solely by the Trustee.

3.5    Powers Exercisable by the Trustee Only upon the Direction of the Administrative Committee. The Trustee is authorized and empowered (i) to accept, compromise or otherwise settle any obligations or liability due to or from it as Trustee hereunder, including any claim that may be asserted for taxes under present or future laws, or to enforce or contest the same by appropriate legal proceedings, but only upon the direction of the Administrative Committee; and (ii) to make distributions to Participants, and alternate payees under Qualified Domestic Relations Orders, but only upon the direction of the Administrative Committee.

To the extent that the Administrative Committee directs the Trustee to take any actions pursuant to its directions, the Trustee will be protected in relying on such directions (other than directions to the Trustee to act in its own discretion) and will not be liable in any way for following such direction. Moreover, if the Administrative Committee does not direct the Trustee pursuant to this Section 3.4 and does not authorize the Trustee in writing to exercise its independent powers with respect to such matters without need for Administrative Committee direction, then with respect to matters for which Administrative Committee direction is called for hereunder, the Trustee will not be liable, and will be indemnified and held harmless by the Company, for any failure to act hereunder, to the extent permitted by ERISA.

3.6    Documents, Instruments and Facilities.

(a)    In order to effectuate the specific powers and authority granted to the Trustee, the Trustee may make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate.

(b)    The Trustee may use its own facilities in effecting any transaction involving assets of the Trust Fund, upon prior notice to the Administrative Committee, unless such use is prohibited by ERISA Section 406.

ARTICLE 4

DUTIES AND OBLIGATIONS OF THE TRUSTEE

4.1    Scope of Duties and Obligations. The Trustee agrees to perform the duties and obligations imposed by this Trust Agreement. No duties or obligations will be imposed upon the Trustee with respect to the Trust Fund unless undertaken by the Trustee under the express terms of this Trust Agreement or unless imposed upon the Trustee by statute or at common law. The Trustee will have no duty or obligation to advise Participants as to the effect of federal or state securities laws on the Plan, the Trust Fund or any distributions therefrom.

4.2    General Duties and Obligations.

(a)    Subject to Section 2.8, the Trustee has the duty to hold all property received by it and any income and gains thereupon, to manage, invest and reinvest the Trust Fund, to collect the income therefrom, and to make payments as provided in this Trust Agreement.

(b)    The Trustee is responsible only for money or assets that it actually receives. The Trustee has no duty to compute amounts to be paid to it by the Company or to enforce collection of any contribution due from the Company. The Trustee will not be responsible for the correctness of the computation of the amount of any contribution made or to be made by the Company.

(c)    The Trustee will make payments and disbursements from the Trust Fund to or on the order of the Administrative Committee. Orders of the Administrative Committee with respect to disbursements from the Trust Fund will specify the application to be made of such funds, and the Trustee may rely on the Administrative Committee’s instructions regarding disbursements from the Trust Fund.

(d)    Subject to the provisions of Section 7.2(b), the Trustee has the duty to comply with any directive issued by the Administrative Committee to withdraw and transfer all or any part of the Trust Fund to another trustee or another successor funding agent.

(e)    With respect to all Employer Stock held in the Trust Fund, the Trustee has the duty to (i) vote such shares on any matter presented to stockholders for a vote in accordance with the provisions of Section 4.3; (ii) decide whether to give general or special proxies or powers of attorney with or without power of substitution with respect to such shares; (iii) decide whether to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; (iv) decide whether to consent to or otherwise participate in corporate reorganizations or other changes affecting such shares that are not presented to stockholders for a vote; (v) decide whether to exercise rights of appraisal and similar rights and make decisions with respect to choice of consideration relating thereto and to pay any assessments or charges in connection therewith; (vi) decide whether to tender such shares in the event of a tender offer in accordance with the provisions of Section 4.4; and (vii) maintain the confidentiality of information with respect to the exercise by Participants of voting, tender and similar rights with respect to the Employer Stock pursuant to procedures that comply with 29 C.F.R. § 2550.404c-l(d)(4)(vii).

(f)    The Trustee, after consultation with the Administrative Committee, will prepare the necessary documents associated with the voting and tendering of Employer Stock. The Company will pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Employer Stock.

4.3    Voting of Employer Stock. The provisions of this Section 4.3 will govern the voting of Employer Stock.

(a)    When the Company prepares for any annual or special meeting of stockholders, the Administrative Committee will notify the Trustee in a timely manner and in advance of the intended record date for such meeting and will cause a copy of all proxy solicitation materials to be sent to the Trustee. Based on these materials, the Trustee will prepare a voting instruction form and will cause a copy of all proxy solicitation materials to be sent to each Participant with an interest in Employer Stock held in the Trust, together with the voting instruction form to be returned to the Trustee or its designee. The voting instruction form will show the number of full and fractional shares of Employer Stock credited to the Participant’s accounts (both vested and unvested).

(b)    Except as provided in ERISA Section 404(c), a Participant will be a “named fiduciary” of the Plan under ERISA to the extent of the Participant’s authority to direct the voting of Employer Stock allocated to his or her account. All voting rights of Company Stock held by the Trust fund shall be exercised by the Trustees as directed by the Committee in accordance with the following provisions of this Section 5.3.

(c)    All Company Stock held in the ESOP Suspense Subfund and any other Company Stock not yet allocated to Participants’ respective Accounts shall be voted as the Committee directs in its absolute discretion.

(d)    With respect to any corporate matter which involves the voting of Company Stock regarding the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Secretary of Treasury may prescribe in regulations, Employee Stock allocated and credited to the respective Accounts of Participants shall be voted in accordance with the respective written directions of Participants as given to the Trustee pursuant to such reasonable rules and procedures as the Trustee may prescribe.

(e)    With respect to the matters described below in this Section 5.3 that are promptly submitted for a stockholder vote at an annual or special meeting duly convened and held in accordance with the Certificate of Incorporation and Bylaws of the Sponsor, Employer Stock allocated and credited to the respective Accounts of Participants shall be voted in accordance with the respective written directions of Participants as given to the Trustee pursuant to such reasonable procedures as the Trustee may prescribe. Each Participant with an interest in Employer Stock held in the Trust will have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Employer Stock credited to the Participant’s accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Employer Stock will be communicated in writing, or other means acceptable to the Trustee. These directions will be held in confidence by the Trustee and, except as required by applicable law, will not be divulged to the Company or any Affiliate, or to any officer or employee of the Company or any Affiliate, or to any other person. The matters described in this Section 5.3(e) shall include only the election of directors of the Sponsor, and matters dealing with the alteration of bylaws by stockholders, matters dealing with the classified board, matters dealing with the cumulative voting, matters dealing with the 66-2/3 % vote of stockholders required for certain mergers, and matters dealing with appraisal rights of stockholders of the Sponsor’s Certificate of Incorporation.

(f)    The foregoing provisions of this Section 5.3 shall apply with the same force and effect to fractional shares (or fractional interests in shares) of Company Stock now or hereafter allocated to Participants’ respective Accounts as to whole shares of Company Stock so allocated, provided, however, that the Trustees may, to the extent practicable, aggregate voting directions received from individual Participants with respect to fractional shares (or fractional interests in shares) of Company Stock allocated to their respective Accounts and treat them as a single combined voting instruction reflecting such aggregate voting directions.

(g)    All Participants entitled to direct the voting under Section 5.3 hereof shall be notified by the Trustees or the Sponsor of each occasion for the exercise of such voting rights within a reasonable time before such rights are to be exercised. Such notification shall include all information that must be distributed to stockholders by the Sponsor regarding the exercise of such rights. To the extent that a Participant shall fail to direct the Trustees as to the exercise of voting rights arising under any Company Stock credited to his Accounts, such voting rights shall be exercised as directed by the Trustee in its discretion; except that, with respect to matters described in Section 5.3(d) hereof, in the case of shares allocated after December 31, 1979 with respect to which a Participant is entitled to, but fails to, provide the Trustees with voting directions, such failure shall be treated by the Trustees as a direction to abstain from voting as to such shares.

4.4    Tender of Employer Stock. The provisions of this Section 4.4 will govern the tender of Employer Stock.

(a)    Upon commencement of a tender offer for Employer Stock held in the Trust, the Trustee will prepare a tender instruction form and will cause a copy of all tender materials to be sent to each plan Participant with an interest in such Employer Stock together with the tender instruction form to be returned to the Trustee or its designee. The tender instruction form will show the number of full and fractional shares of Employer Stock credited to the Participant’s accounts (both vested and unvested).

(b)    Each Participant will have the right to direct the Trustee to tender or not to tender some or all of the shares of Employer Stock credited to the Participant’s accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Employer Stock will be communicated in writing, or such other means acceptable to the Trustee. These directions will be held in confidence by the Trustee and, except as required by applicable law, will not be divulged to the Company or any Affiliate, or to any officer or employee of the Company or any Affiliate, or to any other person. Except as otherwise required by applicable law, the Trustee will tender or not tender shares of Employer Stock credited to a Participant’s account as directed by the Participant, and the Trustee will not tender shares of Employer Stock credited to a Participant’s accounts for which it has received no directions from the Participant. Except as provided in ERISA Section 404(c), a Participant will be a “named fiduciary” of the Plan under ERISA to the extent of the Participant’s authority to direct the tender of Employer Stock allocated to his or her account.

(c)    A Participant who has directed the Trustee to tender some or all of the shares of Employer Stock credited to the Participant’s accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee will withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Employer

Stock not credited to Participants’ accounts have been tendered, the Trustee will redetermine the number of shares of Employer Stock that would be tendered if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Employer Stock not credited to Participants’ accounts necessary to reduce the amount of tendered Employer Stock not credited to Participants’ accounts to the amount so redetermined. A Participant will not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(d)    A direction by a Participant to the Trustee to tender shares of Employer Stock credited to the Participant’s accounts will not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his or her withdrawable shares. The Trustee will advise the Administrative Committee to credit to each account of the Participant from which the tendered shares were taken, the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from that account. Pending receipt of directions from the Participant as to the investment of the tender proceeds, the Trustee will cause the proceeds to be invested in an interest income fund established under the Plan.

(e)    The Trustee will tender that number of shares of Employer Stock not credited to Participants’ accounts which is determined by multiplying the total number of shares of Employer Stock not credited to Participants’ accounts by a fraction of which the numerator is the number of shares of Employer Stock credited to Participants’ accounts for which the Trustee has received instructions from Participants to tender (and such instructions have not been withdrawn as of the date of determination) and the denominator is the total number of shares of Employer Stock credited to Participants’ accounts.

4.5    Valuation.

(a)    The Trustee will determine, and report to the Company, the fair market value of the assets and liabilities of the Trust Fund as of each Valuation Date.

(b)    In valuing the assets of the Trust Fund, the Trustee may rely on the determination of an independent appraiser and will not be liable for an inaccurate valuation based in good faith on such information. Notwithstanding the foregoing, the fair market value of shares of Employer Stock will be (i) if the Employer Stock is readily tradable on an established securities market, the fair market value of the Employer Stock on such market on the Valuation Date or (ii) if the Employer Stock is not readily tradable on an established securities market, the fair market value determined in good faith by the Trustee in accordance with the requirements of ERISA.

(c)    Reasonable costs incurred in valuing the Trust Fund will be a charge against the Trust Fund, to the extent not paid by the Company.

4.6    Records. The Trustee will keep or have access to complete accounts of all investments, receipts and disbursements, and other transactions with respect to the Trust Fund, and gains and losses resulting from same. Such accounts will be sufficiently detailed to meet the Trustee’s duties of reporting and disclosure required under applicable law. All accounts, books, contracts and records relating to the Trust Fund will be open to inspection and audit at all reasonable times by any person designated by the Company. The Trustee shall not be required to perform ministerial acts other than those set forth in this Agreement.

4.7    Reports.

(a)    On a quarterly basis, and within 90 days following the Trustee’s resignation or removal under Article 6 of this Trust Agreement, and at such other times as agreed to by the Trustee and the Company, the Trustee will furnish the Company with a written report setting forth the transactions effected by the Trustee during the period since it last furnished such a report and any gains or losses resulting from same, any payments or disbursements made by the Trustee during such period, the assets of the Trust Fund as of the last day of such period (at cost and at fair market value as of the most recent Valuation Date), and any other information about the Trust Fund that the Company may reasonably request. The Trustee will certify the accuracy of the report if such certification is requested by the Company or is required by applicable law. For purposes of this Section 5.7, the Trustee may rely on a determination, if any, by an independent appraiser of the fair market value of any Trust assets.

(b)    The Company may approve any report furnished by the Trustee under Section 4.7(a) by written statement of approval furnished to the Trustee or will be deemed to have approved of any such report by failure to file a written objection to the report with the Trustee within 90 days of the date on which the Administrative Committee receives such report.

(c)    Notwithstanding anything in this Section 4.7 to the contrary, nothing in this Section 4.7 will be construed to limit Trustee’s liability to any party for the Trustee’s own negligence or willful misconduct.

ARTICLE 5

COMPENSATION, RIGHTS AND INDEMNITIES OF THE TRUSTEE

5.1    Compensation and Reimbursement.

(a)    The Trustee will receive for its services reasonable compensation as agreed upon in writing from time to time between the Company and the Trustee.

(b)    The Trustee will be reimbursed within 60 days of billing for all reasonable out-of-pocket expenses it incurs in the performance of its duties under this Trust Agreement. In this regard, reasonable expenses include (but are not limited to) accounting, consulting, appraisal, brokerage, custodial, actuarial and legal fees for professional services related to the establishment and administration of this Trust Agreement and reasonable and out-of-pocket expenses incurred by officers or employees of the Trustee, such as charges for travel and lodging, and charges for private express mail deliveries.

(c)    Compensation and expenses payable under this Section 5.1 will be paid by the Trust Fund (and may be charged, if applicable, to an appropriate subaccount or subtrust) to the extent not paid by the Company. The Company may reimburse the Trust Fund for any such compensation and expenses paid from the Trust Fund. If there is not sufficient cash in the Trust to pay the amounts due to the Trustee and to reimburse the Trustee for its reasonable expenses, the Trustee shall have the right to offset the amount due to it against the assets of the Trust, and the Trustee shall be authorized to sell assets of the Trust to the extent necessary to obtain sufficient cash to pay the amounts due to the Trustee.

(d)    Normal brokerage charges, commissions, taxes and other costs incident to the purchase and sale of securities which are included in the cost of securities purchased, or charged against the proceeds in the case of sales, shall be charged to and paid out of Trust assets.

5.2    Rights of the Trustee.

(a)    The Trustee may consult with legal counsel (who may be counsel for the Company) with respect to the construction of this Trust Agreement or its duties thereunder, or with respect to any legal proceeding or any question of law, and will be fully protected to the extent permitted by ERISA with respect to any action it takes or omits in good faith upon the advice of such counsel.

(b)    Until advised to the contrary by the Company, the Trustee will assume that the Trust is exempt from all federal, state, and local income taxes, and may act in accordance with that assumption. If the whole or any part of the Trust Fund, or the proceeds thereof, becomes liable for the payment of any estate, inheritance, income or other tax, charge or assessment which the Trustee is required to pay, the Trustee will have full power and authority to pay such tax, charge or assessment out of any money or other property in its hand for the account of the person whose interests hereunder are so liable, but at least 10 days prior to the making of any such payment the Trustee must mail notice to the Company of its intention to make such payment. Prior to making any transfers or distributions of any of the proceeds of the Trust Fund, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from any payee or distributee, as it deems necessary.

5.3    Indemnification.

(a)    The Company, to the extent permitted by applicable law, will indemnify the Trustee and hold it and each of its officers, directors, principals, shareholders, employees, and attorneys (individually an “Indemnified Party”) harmless against any and all losses, claims, damages or liabilities, including reasonable legal fees and expenses, to which any Indemnified Party may become subject arising in any manner out of or in connection with the performance of the services of the Trustee under this Trust Agreement or in any other fiduciary capacity with respect to the Plan, except that such Indemnified Party will not be so indemnified if such losses, claims, damages or liabilities are finally adjudged by a court of competent jurisdiction, or are determined by any other proceeding mutually agreeable to the Company and the Indemnified Parties, to have resulted from the negligence or willful misconduct of such Indemnified Party. For purposes of this Trust Agreement, any act or omission of an Indemnified Party will be negligent only if such act or omission represents a material departure from standards of ordinary care. Except as provided below, the Company will, upon notice, advance or pay promptly to or on behalf of any Indemnified Party, all reasonable attorneys’ fees and other expenses and disbursements as they are incurred; provided, however, that the Trustee will promptly reimburse to the Company all amounts paid to an Indemnified Party pursuant to this Section 5.3 in the event that the Indemnified Party is finally adjudged to have acted with negligence or willful misconduct with respect to the services performed pursuant to this Trust Agreement.

(b)    If the Company is financially unable to satisfy the foregoing indemnification obligation, the Company will take whatever steps are necessary to cause such obligation to be paid from the assets of the Plan, to the extent such obligation may be paid from Plan assets under applicable law.

(c)    For purposes of the foregoing indemnification, the Company acknowledges that, until the Trustee is notified by the Company that the Plan does not satisfy the requirements of ERISA Section 404(c) and the regulations thereunder, the Trustee will be performing services and discharging its duties under this Trust Agreement with the understanding that the Plan satisfies such requirements. The Company agrees that in the event the Trustee incurs any loss, claim, damage or liability solely as a result of acting in reliance on such understanding, such loss, claim, damage or liability will not be considered to have resulted from the negligence or willful misconduct of any Indemnified Party for purposes of applying the provisions of the foregoing indemnification.

(d)    If for any reason the foregoing indemnification is determined to be unavailable to any Indemnified Party or insufficient to fully indemnify an Indemnified Party, the Company will contribute to the amount paid or payable by such Indemnified Party as a result of any such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relationship between the Trustee’s fee, on the one hand, and the highest aggregate value of the assets held in the Employer Stock Fund at any time, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, not only such relative benefit but also the relative fault of any other participants in the matter that results in such losses, claims, damages or liabilities, on the one hand, and of the Trustee and the Indemnified Parties, on the other hand, and any other relevant equitable considerations in connection with the maters as to which such losses, claims, damages or liabilities relate.

(e)    If any Indemnified Party receives notice of the assertion of any claim or of the commencement of any action or proceeding involving the Indemnified Party, in any capacity, that arises in any manner out of or in connection with the performance of the services of the Trustee under this Trust Agreement (a “Claim”), the Indemnified Party will give the Company reasonably prompt written notice thereof, although failure to do so will not relieve the Company from any liability hereunder or otherwise unless such failure materially prejudices the Company’s rights. The Company may, at its expense, defend any Claim by counsel of its choice reasonably satisfactory to the Indemnified Party, and if the Company elects to do so, it will not be liable to such Indemnified Party for any expense incurred by the Indemnified Party in defense of the Claim after the Company notifies the Indemnified Party of its election and, if the Indemnified Party has appointed counsel, after a reasonable time required to substitute counsel. The Indemnified Party may monitor any defense assumed by the Company at the Indemnified Party’s expense. Notwithstanding the foregoing, an Indemnified Party will have the right to employ separate counsel in the defense of a Claim, and the Company will bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Company to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such Claim include both the Indemnified Party and another party or parties (including without limitation the Company, its officers, directors or employees), and the Indemnified Party has concluded, not unreasonably, that representation of both the Indemnified Party and such other party or parties by the same counsel would be inappropriate due to actual or potential differing interests between the Indemnified Party and such other party or parties; or (iii) the Company has not employed counsel satisfactory to the Indemnified Party in the exercise of the Indemnified Party’s reasonable judgment to represent the Indemnified Party, within a reasonable period of time after notice of the institution of the Claim.

(f)    Without the prior written consent of the Company, an Indemnified Party will not enter into any settlement relating to any Claim which would lead to liability or create any financial or other obligation on the part of the Company under this Trust Agreement. Without the prior written consent of the Indemnified Party, the Company will not enter into any settlement relating to any Claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party.

(g)    If during the period of, or subsequent to the termination of this Trust Agreement, any Indemnified Party is required to participate in any legal or other proceeding (other than as a named party to such proceeding) in connection with any matter relating to the services of the Trustee under this Trust Agreement, the Company will compensate the Indemnified Party for such services or time required at the Indemnified Party’s hourly rates then in effect, plus any reasonable legal fees and out-of-pocket expenses incurred to the same extent and in the same manner as specified in this Section 5.3.

(h)    It is understood by the parties that the foregoing indemnification agreement will survive the termination of this Trust Agreement and the termination, for any reason, of the services of the Trustee under this Trust Agreement.

5.4    Limitation of Liability of Trustee.

(a)    The Trustee will not be liable for any action taken or omitted upon direction of the Administrative Committee pursuant to Section 3.4 or of a Participant pursuant to Section 4.3 or Section 4.4. If at any given time the Administrative Committee should fail to give directions or instructions to the Trustee as provided in this Trust Agreement, the Trustee will act or refrain from acting without such directions or instructions and may exercise its own discretion and judgment as seems appropriate and advisable under the circumstances in carrying out the purposes of this Trust Agreement.

(b)    The Trustee will not be liable to any person for any distribution made at the direction of the Administrative Committee.

(c)    The Trustee will not be responsible for determining the adequacy of the Trust Fund to meet liabilities under the Plan.

(d)    The Trustee will not be liable for the acts or omissions of any other fiduciary or person with respect to the Plan or the Trust Fund. In addition the Trustee will have no duty or responsibility to investigate the acts or omissions of any predecessor trustee or fiduciary with respect to the assets of the Trust Fund to determine whether any such acts or omissions violated any provision of ERISA or other applicable law.

(e)    The Trustee will not be responsible for maintaining any records of Participants’ benefits under the Plan or for any other matter affecting the administration of the Plan by the Administrative Committee or any other person or persons to whom responsibility for administration of the Plan is delegated pursuant to the terms of the Plan.

5.5    Court Proceedings and Necessary Parties to Legal Actions. The Trustee may institute, maintain or defend any litigation necessary to protect the rights of the Trust Fund, provided that the Trustee will be under no duty or obligation to do so unless it will have been indemnified to its satisfaction against all expenses and liabilities which it may sustain or reasonably anticipate by reason thereof. All costs and expenses of litigation for which the Trustee would be liable will be paid by the Trust Fund to the extent not paid by the Company. Except as required by ERISA Section 502(h), only the Company, the Administrative Committee and the Trustee will be considered necessary parties in any legal action or proceeding with respect to the Trust Fund, and no Participant or other person having an interest in the Trust Fund will be entitled to notice. Any judgment entered on any such action or proceeding will be binding on the Company, the Administrative Committee, the Trustee and all persons claiming under the Trust. Nothing in this Section 5.5 is intended to preclude a Participant from enforcing his or her legal rights.

5.6    Bonding of Trustee. The Trustee will not be required to furnish any bond or security for the performance of its powers and duties under this Trust Agreement, unless required to do so by applicable law.

5.7    Third Party. No person dealing with the Trustee will be obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Trust Agreement. Each person dealing with the Trustee may act upon any notice, request, or representation in writing by the Trustee, or by the Trustee’s duly authorized agent, and will not be liable to any person in so doing. The certificate of the Trustee that it is acting in accordance with the Trust Agreement will be conclusive in favor of any person relying on the certificate.

5.8    Tax and Information Returns. The Administrative Committee will be responsible for timely filing all tax and information returns, as well as all required descriptions, reports, and disclosures, relating to the Trust.

ARTICLE 6

RESIGNATION OR REMOVAL OF THE TRUSTEE

6.1    Resignation. The Trustee may resign at any time by delivering to the Company a written notice of resignation, to take effect not less than 30 days after delivery, unless such notice is waived by the Company.

6.2    Removal. The Company may remove the Trustee at any time by delivering to the Trustee, not less than 30 days before it is to take effect, a written notice of removal, unless such notice is waived by the Trustee.

6.3    Successor Trustee. Upon the resignation or removal of the Trustee, the Company will appoint a successor trustee, which may accept such appointment by adoption of this Trust Agreement. In the event that no successor trustee is appointed, the Trustee will continue to act as trustee until a successor trustee is appointed. If, within 60 days after notice of resignation or removal has been given a successor trustee has not been appointed, the Trustee or the Company may apply to a court of competent jurisdiction for the appointment of a successor trustee.

6.4    Settlement. The Trustee will have the right to have a final settlement of the accounts of the Trust by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction.

6.5    Transfer to Successor Trustee.

(a)    Upon settlement of the Trustee’s account, the Trustee will transfer to the successor trustee the Trust Fund as it is then constituted and true copies of its records relating to the Trust Fund. Upon the completion of this transfer, the Trustee’s responsibilities under this Trust Agreement will cease, and the Trustee will be discharged from further accountability for all matters embraced in its settlement; provided, however, that the Trustee executes and delivers all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust Fund assets, and all rights and privileges with respect to such assets, to the successor trustee.

(b)    Notwithstanding the foregoing provisions, the Trustee is authorized to reserve such amount as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account, to the extent not previously paid by the Company. Any balance of such reserve remaining after the payment of such fees and expenses will be paid over promptly to the successor trustee. Notwithstanding any provision of this Trust Agreement to the contrary, the Trustee may invest and reinvest such reserves in any investment or investment vehicle appropriate for the temporary investment of cash reserves of the Trust.

(c)    The successor trustee will neither be liable nor responsible for any act or omission to act with respect to the operation or administration of the Trust Fund under this Trust Agreement prior to such date, nor be under any duty or obligation to audit or otherwise inquire into or take any action concerning the acts or omissions of the Trustee or any predecessor trustee.

6.6    Duties of the Trustee Prior to Transfer to Successor Trustee. The Trustee’s powers, duties, rights and responsibilities under this Trust Agreement will continue until the date on which the transfer of the Trust Fund assets and delivery of the related documents to the successor trustee under Section 6.5 is completed. Nothing contained herein will relieve the Trustee of its duties under Section 4.7.

6.7    Powers, Duties and Rights of the Successor Trustee. Upon its receipt of all the assets of the Trust Fund and all of the documents related thereto, the successor trustee will become vested with all the estate, powers, duties, rights and discretion of the Trustee under this Trust Agreement with the same effect as though the successor trustee were originally named as Trustee hereunder.

6.8    Merger or Consolidation Involving Corporate Trustee. Any corporation into which a corporation acting as Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which such Trustee may be a party, will be the successor of the Trustee hereunder without the necessity of any appointment or other action, provided it does not resign and is not removed.

ARTICLE 7

AMENDMENT OF THE TRUST AGREEMENT OR TERMINATION OF A PLAN

7.1    Amendment of the Trust Agreement.

(a)    The Company reserves the right to amend this Trust Agreement in the manner set forth in Section 7.1(b) at any time and to any extent that it may deem advisable or appropriate, provided, however, that:

(i)    no amendment may increase the duties, rights, responsibilities or liabilities of the Trustee without its written consent;

(ii)    no amendment may have the effect of vesting in the Company any interest in or control over any property subject to the terms of this Trust Agreement, except as permitted by law;

(iii)    no amendment may be made to Section 3.1 or Section 3.2 without the prior written consent of the Trustee;

(iv)    the Company may amend Section 5.3, by a written instrument executed by a person or group of persons authorized to take such action, only with the prior written consent of the Trustee; and

(v)    no amendment may contravene the provisions of Section 2.3.

(b)    Any amendment to this Trust Agreement, except as provided in Section 7.1(a)(iii) will be made only pursuant to action of the Company. A certified copy of the resolution adopting any amendment and a copy of the adopted amendment as executed by the Company will be delivered to the Trustee. Upon such action by the Company, the Trust Agreement will be deemed amended as of the date specified as the effective date by such action or in the instrument of the amendment. The effective date of any amendment may be before, on or after the date of such action.

7.2    Termination of the Plan.

(a)    In the event that the Plan is terminated, the Administrative Committee will notify the Trustee as to whether the Trust Fund is to be distributed or is to be maintained by the Trustee in accordance with the provisions of this Trust Agreement. If the Administrative Committee directs that the Trust Fund is to be distributed, the Trustee will establish the fair market value of the Trust Fund as of the Valuation Date designated by the Administrative Committee and will distribute all or a part of the assets of the Trust Fund (converting such assets into cash, as necessary) in accordance with the written directions of the Administrative Committee.

(b)    Notwithstanding the provisions of Section 7.2(a):

(i)    to the extent permitted by ERISA, the Trustee may pay, from the assets of the Trust Fund, the reasonable expenses involved in the termination of the Trust Fund prior to distributing the assets of the Trust Fund;

(ii)    the Trustee will not comply with any instruction to transfer assets of the Trust Fund to the funding agent of any other employee benefit plan unless the Trustee determines that such transfer of assets will comply with the requirements of the Code; and

(iii)    the Trustee may condition the delivery, transfer or distribution of any or all assets of the Trust Fund upon its receipt of assurance satisfactory to it that there has been proper compliance with all notices and other procedures required by applicable law.

ARTICLE 8

COMMUNICATIONS

8.1    To the Company and the Administrative Committee.

(a)	Communications to the Company will be addressed to:

Parsons Corporation

100 West Walnut Street

Pasadena, CA 91124

Attention: Susan Cole

Facsimile: (626) 440-2923

(b)	Communications to the Administrative Committee will be addressed to:

Parsons Corporation

100 West Walnut Street

Pasadena, CA 91124

Attention: Susan Cole

Facsimile: (626) 440-2923

8.2    To the Trustee. Communications to the Trustee will be addressed to:

U.S. Trust Company, N.A.

515 South Flower Street

Suite 2700

Los Angeles, CA 90071

Attention: Charles E. Wert

Facsimile: (213) 488-1366

8.3    Binding Upon Receipt. No communication will be binding on the Trustee, the Company or the Administrative Committee until it is received by such party.

8.4    Communication in Writing. All communications required hereunder from the Administrative Committee to the Trustee will be in writing signed by a member of the Administrative Committee, as applicable, authorized to sign on its behalf. The Administrative Committee may authorize one or more of its members to sign on its behalf all communications to the Trustee. The Administrative Committee will keep the Trustee advised of the names and specimen signatures of all individuals authorized to sign on its behalf. In the absence of any notification of changes, the Trustee may, absent actual knowledge to the contrary, assume that the members of the Administrative Committee are the same as last reported by the Administrative Committee to the Trustee. The Trustee may accept communications by facsimile as a delivery of such communications in writing until notified in writing by the Administrative Committee that the use of such devices is no longer authorized.

ARTICLE 9

MISCELLANEOUS

9.1    Gender, Tense and Headings.

(a)    Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply.

(b)    Headings of Articles and Sections as used herein are inserted solely for convenience and reference and constitute no part of this Trust Agreement.

9.2    Governing Law. This Trust Agreement will be construed and governed in all respects in accordance with applicable federal law, and, to the extent not preempted by such federal law, in accordance with the laws of the State of California without giving effect to the choice of laws principles of such State.

9.3    Mistake of Fact. Notwithstanding any other provisions herein contained, if any contribution is made due to a mistake of fact, such contribution will, upon the direction of the Administrative Committee, be returned to the Company or the party who made it, as directed by the Administrative Committee, without liability to any person (including, but not limited to, Participants).

9.4    Deductibility of Contributions. Notwithstanding any other provisions herein contained, all contributions made under the Plan are hereby expressly conditioned upon their deductibility under Code Section 404, as amended from time to time, and, if the deduction for any contribution is disallowed in whole or in part, then such contribution (to the extent the deduction is disallowed) will, upon the direction of the Administrative Committee, be returned to the Company or the party who made it without liability to any person.

9.5    Alienation. Except in the case of a Qualified Domestic Relations Order, or as otherwise required by federal law, (a) the benefits, proceeds, payments, or claims of any Participant payable from the Trust assets will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary including any such liability which is for alimony or other payments for support of a spouse or former spouse, (b) any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, levy or otherwise dispose of or execute upon any right or benefit payable hereunder will be void, and (c) the Trust assets will not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Participant entitled to benefits hereunder and such benefits will not be considered an asset of the Participant in the event of his or her insolvency or bankruptcy.

9.6    Entire Agreement; Parties Bound. The Trust Agreement contains the entire agreement and understanding of the Company and the Trustee with respect to the subject matter hereof and supersede all prior agreements and understandings related to such subject matter. This Trust Agreement will be binding upon the parties to this Trust Agreement and their successors and assigns.

9.7    Severability. In the event any provisions of this Agreement shall be held invalid for any reason, the invalidity shall not affect the remaining provisions of this Agreement, but shall be fully severable and the Agreement shall be construed and enforced as if the invalid provision had never been inserted herein.

9.8    Executed Counterparts. The Trust Agreement may be executed in any number of counterparts, each of which will be deemed to be the original although the others will not be produced.

IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement as of the date first written above.

PARSONS CORPORATION

By:	/s/ ROBERT W. JONES

Name:	Robert W. Jones
Title:	Vice President

U.S. TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ CHARLES E. WERT

Name:	Charles E. Wert
Title:	Executive Vice President